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                                                                   EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-10660, 333-10662, 333-74498 and 333-74508) pertaining to the
Novoste Corporation Stock Option Plan, the Non-Employee Director Stock Option Plan, the Novoste 2001 Stock Plan, as amended, and the Employee Stock Purchase plan, as amended, of our report dated January 28, 2002, with respect to the consolidated financial statements of Novoste Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/ Ernst & Young LLP

March 29, 2002
Atlanta, Georgia